                                                                     Exhibit 2.1


                             Dated 8 October 1997





                             Agreement for Sale of
                                    Shares
                          BHP NOMINEES NO. 3 PTY LTD
                                  ("Vendor")

                                THE BROKEN HILL
                              PROPRIETARY COMPANY
                                    LIMITED
                                    ("BHP")

                           KOPPERS INDUSTRIES, INC.
                                 ("Purchaser")

                             KOPPERS AUSTRALIA PTY
                              LIMITED ("Company")

                              CONTINENTAL CARBON
                             AUSTRALIA PTY LIMITED
                            ("Continental Carbon")

                             KAP INVESTMENTS, INC.
                              ("KAP Investments")





                           Mallesons Stephen Jaques
                                  Solicitors
                               Rialto, Level 28
                              525 Collins Street
                              Melbourne Vic 3000
                              Tel: (03) 0643 4000
                              JA:RPL/BROK2129-002

Contents           Agreement for Sale of Shares
--------------------------------------------------------------------------------
                   1 Interpretation                                            2

                   2 Sale and purchase of Shares                               4

                   3 Purchase Price                                            4

                   4 Conditions precedent to Completion                        4

                   5 Completion                                                5

                   6 Payment of Dividend                                       6

                   7 Conduct of Business Pending Completion                    6

                   8 Separation Issues                                         8

                   9 Superannuation                                           13

                   10 Fallback Protections                                    14

                   11 Warranties & representations                            16

                   12 Costs and stamp duty                                    17

                   13 Notices                                                 17

                   14 Miscellaneous                                           18

                            Exercise of rights                                18
                            Waivers and variation                             18
                            No merger                                         18
                            Survival of indemnities                           18
                            Enforcement of indemnities                        18
                            Further assurances                                18
                            Publicity                                         18
                            Time of the essence                               19
                            Entire agreement                                  19

                   15 Governing law, jurisdiction and service of process      19

                   16 Partial execution                                       19

                   17 Counterparts                                            19

                   Annexure A

                   Annexure B

                   Annexure C

--------------------------------------------------------------------------------
                         Agreement for Sale of Shares

Date:            8 October 1997


Parties: BHP NOMINEES NO. 3 PTY LTD (ACN 006 528 678) having its registered office at 600 Bourke Street, Melbourne, Victoria, 3000 ("Vendor")
                 THE BROKEN HILL PROPRIETARY COMPANY LIMITED (ACN 004 028 007) having its registered office at 600 Bourke Street, Melbourne, Victoria, 3000 ("BHP")
                 KOPPERS INDUSTRIES, INC. of 436 Seventh Avenue, Pittsburgh, Pennsylvania ("Purchaser")
                 KOPPERS AUSTRALIA PTY LIMITED (ACN 000 566 629) having its registered office at 15 Blue Street, North Sydney ("Company") CONTINENTAL CARBON AUSTRALIA PTY LIMITED (ACN 000 486 966) having its registered office at 15 Blue Street, North Sydney ("Continental Carbon")
                 KAP INVESTMENTS, INC. a Delaware corporation ("KAP
                 Investments")

Recitals:

            A. The Company has an authorised share capital of $20 million divided into:

                 (a)    6,187,500 A class shares of $1 each;

                 (b)    5,187,500 B class shares of $1 each;

                 (c)    2,183,824 C class shares of $1 each;

                 (d)    5,441,176 ordinary shares of $1 each, of which;

                 (e)    6,187,500 A class shares of $1 each;

                 (f)    6,187,500 B class shares of $1 each; and

                 (g)    2,183,824 C class shares of $1 each,

                 having been issued and credited as fully paid.

            B. The Vendor is the registered holder and beneficial owner of all the A class shares which have been issued in the capital of the Company ("Shares").

            C. The Purchaser and the Vendor have both been shareholders in the Company for many years and throughout that period they have each had representatives on the board of directors of the Company.

            D. BHP is the ultimate holding company of the Vendor and acknowledges entering into this agreement in consideration of the Purchaser entering into this agreement.

                                                                               2
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Operative provisions:

1   Interpretation
--------------------------------------------------------------------------------
    1.1 The following words have these meanings in this agreement unless the contrary intention appears.

          Associated Persons means the Vendor, BHP, BHP's Related Bodies Corporate, Centaurus Corporate Finance Pty Limited, Mallesons Stephen Jaques and the directors, partners, officers, employees, agents and advisers of any of them.

          Business Day means a day on which trading banks are open for general business in Melbourne.

          CC Operating Profit means the operating profit after tax and before
                                                                       ------
          interest and head office expenses earned by Continental Carbon for
          ---------------------------------
          the financial year ended 30 June 1999 calculated in accordance with clause 8.2(e).

          Coal Tar Contract means an agreement between BHP, Australian Iron and Steel Pty Limited, Koppers Coal Tar, the Company and the Purchaser in the terms contemplated by clause 8.5.

          Completion means settlement of the sale and purchase of the Shares in accordance with clause 5 and Complete has a corresponding meaning.

          Completion Date means 5 Business Days after the last to occur of the conditions set out in clause 4 or any other date agreed by the Vendor and the Purchaser.

          Cornerstone mans Cornerstone-Spectrum, Inc. of 1 Oxford Centre, Suite 3000 Pittsburgh.

          KII Stockholders' Agreement means the agreement originally dated 28 December 1988 (as subsequently amended) between the Purchaser, KAP Investments and others.

          Koppers Coal Tar means Koppers Coal Tar Pty Limited (ACN 003 947 699).

          Management Investors means the management investors within the meaning of the KII Stockholders' Agreement as at the date of this agreement.

          Profit Shortfall has the meaning given in clause 8.2(c).

          Related Body Corporate of a body corporate means another body corporate which as at the date of this agreement is related to the first within the meaning of section 50 of the Corporations Law.

          Saratoga means Saratoga Partners III, L.P.

          Saratoga Commitment Letter means the commitment letter from Saratoga to each of the Purchaser, Management Investors and KPA Investments in the form of Annexure C.

          Shares means the 6,187,500 A class shares of $1 each issued in the capital of the Company agreed to be sold under this agreement and Share means any one of those shares.

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                                                                               3
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          South Pacific Tyres means the partnership known as South Pacific Tyres between the Pacific Dunlop group and the Goodyear group.

          SPT Compensation Amount has the meaning given in clause 8.2(b).

          Steelworks Site means all the land at Newcastle presently owned or occupied by BHP or any of its Related Bodies Corporate used currently in connection with the manufacturing and processing of iron and steel.

          Warranties means the warranties and representations in this agreement, including clause 11.

     1.2  In this agreement unless the contrary intention appears:

          (a) a reference to a clause, schedule, annexure or appendix is a reference to a clause of or schedule, annexure or appendix to this agreement and references to this agreement include any recital, schedule, annexure or appendix;

          (b) a reference to this agreement or another instrument includes any variation or replacement of either of them;

          (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (d)  the singular includes the plural and vice versa;

          (e) the word person includes a firm, a body corporate, an unincorporated association or an authority;

          (f) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, but not limited to, persons taking by novation) and assigns;

          (g) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

          (h) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

          (i) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

          (j) a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later; and

          (k) all references to dollars and "$" are references to Australian currency

     1.3 Headings are inserted for convenience and do not affect the interpretation of this agreement.

                                                                               4
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2   Sale and purchase of Shares
--------------------------------------------------------------------------------
    2.1 The Vendor agrees to sell and transfer the Shares to the Purchaser and the Purchaser agrees to purchase the Shares from the Vendor on the terms and conditions of this agreement.

    2.2 The Shares must be transferred free from any mortgage, charge, lien, pledge or other encumbrance and with all rights, including dividend rights, attached or accruing to them on and from the date of this agreement, other than the dividend referred to in clause 6.

3   Purchase Price
-------------------------------------------------------------------------------
         Subject to clause 6.3, the consideration payable for the Shares is $70 million.

4   Conditions precedent to Completion
--------------------------------------------------------------------------------
    4.1  Completion is conditional on:

         (a) the Treasurer of the Commonwealth of Australia consenting, under the Foreign Acquisitions and Takeovers Act 1975, to the proposed acquisition by the Purchaser of the Shares and the Treasurer is to be deemed to have so consented:

              (i) if the Purchaser receives written advice from the Treasurer or on his behalf, without any term or condition which the Purchaser considers unacceptable, to the effect that the acquisition of the Shares is not objected to under the Foreign Acquisitions and Takeovers Act 1975; or

              (ii) if ten days have elapsed from the day the Treasurer ceased to be empowered to make any order under Part II of the Foreign Acquisitions and Takeovers Act in relation to the proposed acquisition because of lapse of time, notice of the proposed acquisition of the Shares having been given to the Treasurer under the Foreign Acquisitions and Takeovers Act 1975;

         (b) the Purchaser arranging financing on terms reasonably satisfactory to it to fund the purchase of the Shares.

    4.2 Each of the parties must use all reasonable endeavours and shall each co-operate with the others to obtain the fulfilment of the conditions in clause 4.1, in particular the fulfilment of clause 4.1(a), before 28 November 1997.

    4.3 The Purchaser acknowledges that immediately prior to execution of this agreement SBC Warburg Dillon Read Inc. provided a letter addressed to the Purchaser confirming that it was highly confident of its ability to procure finance for the Purchaser on terms that had been previously disclosed to the Purchaser and which the Purchaser acknowledges would satisfy the conditions set out in clause 4.1(b). A copy of that letter is attached as Annexure A. The Purchaser acknowledges that if financing is available on terms no less favourable to those set out in Annexure B, the condition set out in clause 4.1(b) will be satisfied. SBC Warburg Dillon Read Inc. will be the preferred provider of financing to the Purchaser. However, if SBC Warburg Dillon Read Inc. does not provide financing to the Purchaser, BHP may

                                                                               5
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          procure alternative sources of finance for the Purchaser and provided the terms upon which that finance is made available to the Purchaser are no less favourable than the terms set out in Annexure B, the condition in clause 4.1(h) will be deemed to be satisfied.

     4.4  If:

          (a) any of the conditions in cause 4.1 are not fulfilled by 22 January 1998 or a later date agreed on by the Vendor and the Purchaser; or

          (b) any consent or approval required under any of those conditions is not granted on terms reasonably acceptable to the Purchaser.

          then, if the party who seeks to avoid the agreement has completed with clause 4.2, the provisions of this agreement relating to the sale of the Shares may be terminated at any time before Completion by notice given by the Purchaser or the Vendor to the other of them.

     4.5 If the provisions of the agreement relating to the sale of the Shares are terminated under clause 4.4 then, the provisions in clauses 10, 11, 12, 13, 14, 15 and 16 remain in full force and effect and while the Vendor and the Purchaser are released from their obligations in relation to the sale and purchase of the Shares each party retains the rights it has against any other party in respect of any past breaches.

5.  Completion
--------------------------------------------------------------------------------
    5.1 Completion of the sale and purchase of the Shares will take place at 11:00 a.m. on the Completion Date at the offices of BHP at 600 Bourke Street, Melbourne, Victoria or such other time and place as the Vendor and the Purchaser may agree.

    5.2 Immediately prior to Completion (or at any earlier time agreed between the Purchaser and the Vendor) the Company must pay a dividend as contemplated by clause 6.

    5.3  The Vendor agrees to do the following on Completion:

         (a) deliver to the Purchaser or its solicitors executed transfers in favour of the Purchaser of all the Shares together with the share certificates for the Shares and any consents that the Purchaser reasonably requires; and

         (b)  cause:

              (i) the board of directors of the Company to direct that, subject to the payment of stamp duty, the transfers of the Shares be registered;

              (ii) subject to the articles of association of the Company, the appointment to the board of directors of the Company of the Purchaser's nominees and the resignation from those boards, on terms approved by the Purchaser, of those directors presently representing the Vendor but so that a properly constituted board of directors is in existence at all times.

     5.4 The Purchase agrees to pay to the Vendor at Completion the purchase price for the Shares by bank cheque or other immediately available funds.

                                                                               6
    ----------------------------------------------------------------------------
    5.5 On or before Completion BHP, the Company and the Purchaser must enter into and the Purchaser must procure Koppers Coal Tar to enter into the Coal Tar Contract as contemplated by clause 8.5.

    5.6 If necessary, the Purchaser and the Vendor must procure the consent of the C class shareholder in the Company to the transfer of the Shares.

    5.7 Each of the matters required to be done under this clause 5 are interconnected and interconditional matters to be carried out as close to contemporaneity as is practicable but in any event on or before Completion. Completion is dependent upon fulfilment of this clause 5.7.


6   Payment of Dividend
--------------------------------------------------------------------------------
    6.1 The Purchaser and the Vendor agree that prior to Completion they will cause the board of directors of the Company, on a date not later than the day before the payment of the dividend, to declare a dividend on the terms set out below and to procure the Company prior to Completion to pay that dividend.

              "Resolved, in accordance with the Company's articles of association, to declare an interim dividend totalling $40 million, payable in equal parts to the A class and B class shareholders of the Company registered as such on the date of the resolution, credited as fully franked".

    6.2 The Purchase must support the procurement of the necessary funding to enable the Company to pay the dividend required to be paid under clause 6.1.

    6.3 If no dividend is received by the Vendor or the dividend received by the Vendor is less than $20 million, the purchase price will be increased by the amount of the shortfall.


7   Conduct of Business Pending Completion
--------------------------------------------------------------------------------
    7.1 Until Completion, the Vendor and Purchaser agree that the Company and its Related Bodies Corporate will continue to carry on business in accordance with current management plans and budgets for the 1997/1998 financial year of the Company.

    7.2 The Purchaser, the Vendor and the Company agree to procure the exercise of pre-emptive rights held by KAP Investments under the KII Stockholders' Agreement in relation to a seller's notice dated 29 September 1997 given by Cornerstone ("Seller's Notice"). The exercise of those pre-emptive rights will be implemented in the following manner:

         (a) Saratoga has issued the Saratoga Commitment Letter to the Purchaser, KAP Investments and Management Investors.

         (b) KAP Investments and Management Investors will issue a joint acceptance notice of the Seller's Notice to acquire all the stock currently held by Cornerstone in the Purchaser on or before 8 October 1997.

         (c) Saratoga will lend US $35.5 million, and the Purchaser will lend US$17,020,328, to Pittsburgh Acquisition Inc.

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         (d)  On the closing of the transaction referred to in 7.2(b), a bank wire transfer will be made to Cornerstone in the amount of US$52,520,328. In return, Cornerstone will deliver to Management Investors and KAP Investments the necessary stock certificates and three blank stock powers relating to the stock referred to in 7.2(b).

         (e) On receipt of the stock certificates and stock powers referred to in 7.2(d), one stock power will be executed in favour of the Purchaser for 1,350,820 non-voting shares in the Purchaser in repayment of the Purchaser's loan to Pittsburgh Acquisition Inc referred to in clause 7.2(c). The remaining two stock powers will be used to transfer 2,117,952 voting shares and 464,180 non-voting shares in the Purchaser to Saratoga, in repayment of Saratoga's loan to Pittsburgh Acquisition Inc. referred to in clause 7.2(c), to be held in escrow pending completion of the necessary notification filing under the Hart Scott Rodino Anti-Trust Improvements Act of 1976 ("HSR Act"). After the necessary approvals have been obtained under the HSR Act, the escrow agent will transfer the 2,117,952 voting shares and 464,180 non-voting shares in the Purchaser to Saratoga.

         (f) At the conclusion of the steps set out in clause 7.2(a) - (e), the Purchaser will have four shareholders being KAP Investments, Saratoga, Management Investors and Mellon Bank Corporation through its wholly owned subsidiary APT Holdings Corporation. At no time during the steps outlined under this clause 7.2 will any party acquire a beneficial interest in more than 50% of the voting stock in the Purchaser for the purposes of the KII Stockholders' Agreement.

    7.3 In relation to the exercise of pre-emptive rights contemplated by clause 7.2, the Purchaser makes the following representations and warranties to the Vendor, BHP, the Company and through the Company to KAP Investments:

         (a) The steps set out in clause 7.2 are a complete and accurate description of the transactions contemplated in relation to the stock in the Purchaser the subject of the Seller's Notice.

         (b) All necessary consents and authorities have been obtained by the Purchaser and all of its Related Bodies Corporate in order to enter into and give effect to the transactions contemplated in clause 7.2.

         (c) Mellon Bank Corporation, (which through its wholly-owned subsidiary APT Holdings Corporation, is a stockholder in the Purchaser and in its own right is a creditor of the Purchaser) has been fully informed of all material matters in relation to the transactions contemplated by this agreement.

         (d) Mellon Bank Corporation has informed the Purchaser that it will not (through its wholly owned subsidiary APT Holdings Corporation) exercise its pre-emptive rights in respect of the stock in the Purchaser the subject of the transactions contemplated in clause 7.2.

         (e) The Purchaser has available to it the necessary funds to enable it to lend Pittsburgh Acquisition Inc. US$17,020,328.

         (f) The entry into and performance of the various arrangements contemplated by clause 7.2 will not constitute a breach of any obligation (including any

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              statutory, contractual or fiduciary obligations) or default under any agreement or undertaking by the Purchaser or the Management Investors.

    7.4 In agreeing to carry out the steps referred to in clause 7.2, KAP Investments has relied on the Saratoga Commitment Letter.


8   Separation Issues
--------------------------------------------------------------------------------
    8.1  Operation

         The provisions of this clause 8 apply after Completion. If Completion does not occur the provisions of this clause 8 do not come into effect.

    8.2  South Pacific Tyres Contract

         (a) Continental Carbon is presently seeking to secure a contract with South Pacific Tyres to supply 100% of the South Pacific Tyres' carbon black requirements. Continental Carbon has forecast $2.909 million as the CC Operating Profit. If Continental Carbon does not obtain a contract to supply 100% of the carbon black requirements of South Pacific Tyres, BHP has agreed to compensate Continental Carbon for lost profits in accordance with this clause 8.2.

         (b) The SPT Compensation Amount is an amount equal to 6 times the Profit Shortfall during the financial year of the Company ending 30 June 1999 up to a maximum of $11 million.

         (c)  The Profit Shortfall is an amount equal to the lesser of:

              (i) the amount, if any, by which the CC Operating Profit is reduced by reason of Continental Carbon's failure to obtain the contract with South Pacific Tyres after mitigation in accordance with clause 8.2(d);

              (ii) the amount, if any, by which the CC Operating Profit is less than $2.909 million.

         (d) Each of Continental Carbon, the Company and the Purchaser must use reasonable endeavours to seek to obtain the contract to supply 100% of the carbon black requirements of South Pacific Tyres. If, notwithstanding the exercise of reasonable endeavours, Continental Carbon does not obtain that contract, each of Continental Carbon, the Company and the Purchaser must use reasonable endeavours to minimise the reduction in the CC Operating Profit attributable to the failure of Continental Carbon to conclude that contract by arranging for alternative supply contracts with other purchasers.

         (e) In calculating the CC Operating Profit and in calculating the amount, if any, by which that CC Operating Profit has been reduced by reason of Continental Carbon's failure to obtain the contract with South Pacific Tyres, the same accounting policies and principles as those used by the management of the Company in preparing the revised 3 year budget for the Company and its Related Bodies Corporate dated 5 September 1997 should be applied. In particular, no allowance should be made for any head office or corporate expenses or interest so that the CC Operating Profit is calculated by reference to the gross revenues of Continental Carbon less cost of goods sold,

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              administrative expenses directly attributable to Continental
              Carbon, depreciation and tax.

         (f) BHP must pay the SPT Compensation Amount, if any, to Continental Carbon on 30 September 1999.

    8.3  Steelwork Site facilities

         (a) At present, the Company has storage, discharge, pipeline and loading facilities situated on the Steelworks Site. BHP has announced its intention to close its steel making activities in Newcastle and is currently examining proposals for the redevelopment of the Steelworks Site. As part of the redevelopment of the Steelworks Site, BHP may wish to deal with the site in a way which would require the removal or relocation of various storage, discharge, pipeline or loading facilities currently used by the Company.

         (b) The Company and the Purchaser acknowledge that BHP is free to deal with the Steelworks Site (including by way of sale or redevelopment) in such manner as it sees fit and, if requested by BHP, the Company must remove or relocate all or part of the various storage, discharge, pipeline or loading facilities currently used by it that are situated on the Steelworks Site.

         (c) Without limiting the discretion BHP has as to the manner in which it deals with the Steelworks Site, BHP agrees to co-operate with the Company to minimise the capital expenditure which the Company needs to incur as a result of that dealing in connection with relocating its storage, discharge, pipeline or loading facilities at the Steelworks Site and to the extent that the Company reasonably incurs such capital expenditure exceeding A$6.5million, BHP agrees to pay to the Company 50% of such excess.

         (d)  BHP's maximum liability under paragraph 8.3(c) is A$9 million.

         (e) BHP's liability under paragraph 8.3(c) only applies in relation to capital expenditure incurred and claimed within 5 years from the Completion Date.

    8.4  Claims Procedure

         (a) Continental Carbon and the Company must each provide BHP with any information it reasonably requests in connection with matters relevant to clauses 8.2 or 8.3.

         (b) If either the Company or Continental Carbon at any time anticipate that there is a possibility they will make a claim under either clauses 8.2 or 8.3 they must notify BHP as soon as practicable, provide BHP with all material information lawfully able to be disclosed so that BHP is able to make an informed assessment of the matter and then, if practicable, consult with BHP in order to minimise the amount of any claim which might otherwise arise under clauses 8.2 or 8.3. Without limiting the generality of this requirement to consult, where practicable the Company must give BHP reasonable prior written notice of any plans for the relocation of its storage discharge, pipeline or loading facilities at the Steelworks Site and the Company must, where practicable, consult with BHP prior to incurring any capital expenditure in relation to any of those items.

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         (c)  A claim under clauses 8.2 or 8.3 must be accompanied by a detailed explanation of the circumstances giving rise to the claim giving a full breakdown of all calculations of amounts involved in the claim, providing copies of all supporting invoices and records and giving particulars of all steps taken by either Continental Carbon or the Company to minimise the amount of that claim.

         (d)  As soon as a formal claim for compensation is made under clauses
              8.2 or 8.3 BHP and the relevant party making the claim must meet together to review the claim and agree on the amount payable by BHP. Any undisputed item of a formal claim must be paid by BHP within 30 days after the amount payable for that item is agreed (but in the case of a payment of a claim under clause 8.2, not before 30 September 1999). If a dispute relating to issues of fact arises out of or related to one or more items of any claim made under clauses 8.2 or 8.3, the dispute in respect of the relevant item or items shall be submitted to expert determination administered by and in accordance with the Rules for Binding Expert Determination of the Australian Commercial Disputes Centre, New South Sales ("ACDC") within 60 days of the dispute arising. In the absence of manifest error, the parties agree to accept the determination of the expert as final and binding. The expert shall be a person agreed between the parties. ACDC will assist the parties by providing a list of suggested experts. Failing agreement, the expert shall be a person appointed by ACDC. BHP and the relevant party agree to pay in the proportions determined by ACDC the costs and expenses of the expert in connection with the references. The expert will be appointed as an expert and not as an arbitrator. The procedures for determination are to be decided by the expert in their absolute discretion. BHP and the relevant party must ensure that the terms of appointment of the expert require them to make a determination in relation to the matters the subject of the reference to them within 90 days of their appointment.

    8.5  Coal Tar Contract

         On or before Completion BHP, the Company, Koppers Coal Tar and the Purchaser will enter into a contract for BHP to supply and the Company to purchase 100% of BHP's available Australian coal tar to the extent that BHP continues to produce coal tar in Australia. The terms of the Coal Tar Contract will be substantially the terms currently being negotiated between the Company or Koppers Coal Tar and the integrated steel division of BHP Steel and must include the following:

         (a)  there will be no naphthalene price adjustment;

         (b) the provisions dealing with the relevant facilities at the Steelworks Site will be made subject to and consistent with the provisions set out in clause 8.3;

         (c) the new prices contemplated by the draft agreement will apply from 1 September 1997;

         (d) the supply agreement will be for a 12 year term with provision for extension as currently negotiated;

         (e) other operational issues that are currently being negotiated locally will be finalised;

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          (f)  the Company and the Purchaser must each guarantee the obligations of Koppers Coal Tar under the Coal Tar Contract;

          (g) BHP and the Purchaser must each use reasonable endeavours to procure the form of the Coal Tar Contract is agreed and settled between the relevant parties as soon as possible after execution of this agreement.

     8.6  Insurance

          The Purchaser acknowledges that it will be necessary following Completion for the Company to effect new insurance in respect of its assets and liability rather than rely on any BHP, umbrella or sponsored policies currently in place.

     8.7  Superannuation

          The Purchaser also acknowledges that the Company will be required to establish or nominate a superannuation fund or funds in accordance with the provisions contemplated by clause 9 on or before Completion.

     8.8  Other Separation Items

          The parties recognise that since the time of the establishment of the Company in 1967 there have been many dealings and arrangements between BHP and its Related Bodies Corporate and the Company and its Related Bodies Corporate. The parties will work together in good faith to adjust and vary those commercial arrangements so, where appropriate, they are withdrawn or otherwise they are placed on commercial arms length terms and in doing so will use reasonable endeavours to minimise the disruption to the businesses of the Company and its Related Bodies Corporate. Without limiting the generality of the foregoing, BGP will withdraw the letter of comfort it has currently provided in relation to the borrowing facilities of the Company.

     8.9  SEEP & KEEPP

          The Purchaser acknowledges that the Company will be solely responsible for the ongoing management or dismantling of the existing employee incentive schemes that operate in relation to the Company and its Related Bodies Corporate.

     8.10  No other responsibilities

           (a) The Purchaser and the Company acknowledge and agree that except as set out in this agreement or pursuant to any other express written agreements, neither BHP nor any Associated Person will have any obligations, liabilities or responsibilities for or in connection with the operation or business of the Company or any of its Related Bodies Corporate to the Purchaser, the Company or any of its Related Bodies Corporate at any time on or after Completion.

          (b) Without limiting the generality of clause 8.10(a), neither BHP nor any Associated Person will have any obligation, liability or responsibility to the Purchaser, the Company or any of its Related Bodies Corporate in connection with any contamination of land or pollution of the environment which has occurred in the conduct of the business or operations of the Company or any of its Related Bodies Corporate and neither BHP nor any Associated Person will have any obligations, liabilities or responsibilities to the Purchaser, the

                                                                              12
--------------------------------------------------------------------------------
               Company or any of its Related Bodies Corporate in connection with the clean-up or decontamination of any such pollution or contamination.

          (c) The Company must indemnify BHP and the Associated Persons for all losses, costs and expenses or other moneys payable by them in connection with any environmental claims (including any claims for clean-up or decontamination of land) brought against BHP or any Associated Person in connection with the operations or businesses of the Company or any its Related Bodies Corporate and arising by reason of the Vendor's shareholding in the Company or by reason of the appointment of any Associated Person as a director or officer of the Company or any of its Related Bodies Corporate at any time prior to Completion. For the purposes of clause 8.10(a), (b) or (c) "Associated Persons" does not include Mallesons Stephen Jaques or Centaurus Corporate Finance Pty Limited.

          (d) The Purchaser and the Company agree to be bound by the following provisions for the period of 4 years following Completion:

               (i) The total consolidated indebtedness of the Company and its Related Bodies Corporate ("KAP Group") after netting off any cash or bank deposits ("Net Debt") must not exceed $100,000,000.

               (ii) All borrowings or financial indebtedness of the KAP Group must be on market terms.

               (iii) All dealings between any member of the KAP Group, on the one hand, and the Purchaser or any of the Purchaser's Related Bodies Corporate other than a member of the KAP Group ("KII Group"), on the other, must be on arms length terms.

               (iv) The assets and undertakings of the KAP Group must be maintained with the Company as the holding company and the Purchaser and the Company must use reasonable endeavours to maintain and enhance the value of those assets and undertakings.

               (v) Any sale of assets by any member of the KAP Group must be for fair market value with the proceeds used either to reduce Net Debt or for reinvestment in the assets and undertakings of the KAP Group.


          (e) The parties acknowledge that nothing in the clause 8.10 imposes any obligation on the part of the Purchaser to indemnify BHP or any Associated Person in respect of any claim brought against BHP or any Associated Person in respect of any claim brought against BHP or any Associated Person whether such claim is brought in respect of any environmental matter (including any claim for clean-up or decontamination of land) or in respect of any other matter, fact or circumstance whatsoever.

                                                                              13
--------------------------------------------------------------------------------
     8.11  Override clause

           To the extent that the provisions of any other arrangements or agreements between the Company or any of its Related Bodies Corporate and BHP or any of its Related Bodies Corporate are inconsistent with any of the provisions of this agreement, the provisions of this agreement prevail and the Company and BHP must procure that those arrangements or agreements are amended to reflect the relevant provisions of this agreement but must do so in accordance with clause 8.8.

9   Superannuation
--------------------------------------------------------------------------------
     9.1  In this clause 9 the following words have these meanings:

          Accumulation Fund means the accumulation fund described in Part 10 of Division B of the governing rules of the BHP Superannuation Fund.

          BHP Superannuation Fund means the superannuation fund established by trust deed dated 1 July 1926.

          Defined Benefit Fund means the defined benefit fund described in Part 1 of Division B of the governing rules of the BHP Superannuation Fund.

          Payment Date means the date that is fourteen days after the date on which the Transfer Value is calculated under clause 9.4.

          Purchaser's Fund has the meaning given in clause 9.2.

          Transfer Value is an amount equivalent to the aggregate of the normal leaving service benefit vested in the Transferring Members on the Completion Date being:

          (a) for members of the Defined Benefit Fund, the Members' Reserves as at the Completion Date as defined in Rule B1.2 of Part 1 of Division B of the governing rules of the BHP Superannuation Fund, and

          (b) for members of the Accumulation Fund, the balance in their accumulation accounts as at the Completion Date determined in accordance with Part 10 of Division B of the governing rules of the BHP Superannuation Fund.

          Transferring Members means the employees of the Company or any Subsidiary who are, at the Completion Date, members of the BHP Superannuation Fund, and who accept the Purchaser's invitation to transfer to the Purchaser's Fund under clause 9.2.

     9.2 On, or before the Completion Date, the Purchaser must establish or identify one or more superannuation funds ("Purchaser's Fund") which:

          (a) are complying funds for the purposes of the Supervision Industry (Supervision) Act 1933 and the Income Tax Assessment Act 1936; and

          (b) will provide benefits to the Transferring Members on terms which are no less generous than those of the Accumulation Fund or the Defined Benefit Fund (as the case may be) as at the Completion Date,

                                                                              14
--------------------------------------------------------------------------------
          and will invite employees of the Company or any Subsidiary who are members of the BHP Superannuation Fund at the Completion Date to join the Purchaser's Fund with effect from the Completion Date.

     9.3 An employee of the Company or any Subsidiary who is, at the Completion Date, a member of the BHP Superannuation Fund and who does not accept the Purchaser's invitation to transfer to the Purchaser's Fund under clause 9.2 will be dealt with in accordance with the governing rules of the BHP Superannuation Fund.

     9.4 As soon as practicable after the Completion Date, the Vendor must cause the Transfer Value to be calculated as at that date in respect of the Transferring Members.

     9.5 The Vendor must do all things within its power to facilitate the payment or transfer of the Transfer Value from the BHP Superannuation Fund to the trustees of the Purchaser's Fund on the Payment Date together with interest on that amount from the Completion Date to the Payment Date at the BHP Superannuation Fund's interim rate as determined in accordance with the governing rules of the BHP Superannuation Fund in respect of that period. The Transfer Value must be paid or transferred in cash unless the trustee of the BHP Superannuation Fund and the trustees of the Purchaser's Fund agree that other assets are to be transferred. The Transfer Value may be paid or transferred in one or more instalments by the trustee of the BHP Superannuation Fund at its discretion.

     9.6 For the avoidance of doubt, the Purchaser and the Company acknowledge that, in calculating the Transfer Value under clause 9.4, the Vendor is not obliged to procure that the trustee of the BHP Superannuation Fund pays or transfers to the trustee of the Purchaser's Fund any element of surplus which may currently exist in relation to the BHP Superannuation Fund.

     9.7 The Vendor agrees to do all things within its power (subject to any restrictions imposed by law) to ensure that, both before and after the Completion Date, the Purchaser and the trustees of the Purchaser's Fund and any actuary appointed by either of them are provided with all records and information which they may reasonably require in order to enable them to take over responsibility for and administer the superannuation arrangements for Transferring Members. This obligation extends to any records, information or systems which are recorded, maintained or otherwise dependent on any computerised or similar system or service.

10   Fallback Protections
--------------------------------------------------------------------------------
     10.1 If Completion does not occur by 31 January 1998, the Purchaser must exercise reasonable endeavours to support an initial public offering of shares in the Company in Australia within the shortest practicable timeframe should BHP indicate to the Purchaser that it wishes to implement such a public offering of shares.

     10.2 Prior to Completion and, if Completion does not occur prior to 31 January 1998, so long as the Vendor remains a shareholder in the Company the Purchaser agrees:

          (a) except for the redemption or repurchase of management stock prior to 31 December 1998 in accordance with the provisions of the KII Stockholders' Agreement and except as expressly contemplated by clause 7, the Purchaser will not buy back shares from or redeem shares of or facilitate or in any way assist the exit of any stockholder in the Purchaser including Saratoga;

                                                                              15
--------------------------------------------------------------------------------
          (b) if any stockholder in the Purchaser gives a sale notice pursuant to the provisions of the KII Stockholders' Agreement, the Purchaser must, at BHP's request, support the exercise by KAP Investments of all or any pre-emptive rights it holds under the KII Stockholders' Agreement by voting in the appropriate manner or instructing its nominee director to vote in the appropriate manner;

          (c) if any person makes an offer to KAP Investments to purchase the stock it holds in the Purchaser as contemplated by clause 2.4 of the KII Stockholders' Agreement or if circumstances are such that KAP Investments has rights it may exercise under clause 8.4 of the KII Stockholders' Agreement, the Purchaser must, at BHP's request, support the exercise by KAP Investments of any of its rights arising under the KII Stockholder's Agreement by voting in the appropriate manner or instructing its nominee directors to vote in the appropriate manner.

          (d) except with the consent of all its stockholders including KAP Investments, the Purchaser must not issue any securities (or rights or options to acquire any such securities) of any nature having any equity participation or voting rights other than on a pro rata basis among its stockholders from time to time;

          (e) if the Purchaser does offer any new securities to its stockholders in accordance with the provisions of paragraph 10.2(d), the Purchaser must, at BHP's request, support KAP Investments taking up all or part of its entitlement to those securities by voting in the appropriate manner or instructing its nominee director to vote in the appropriate manner;

          (f) subject to meeting redemption obligations in connection with stock held by management which apply up until 31 December 1998 under the KII Stockholders' Agreement and subject to compliance with banking covenants and meeting reasonable standards of commercial prudence, the Purchaser must maximise the payment of dividends to its stockholders;

          (g) the Purchaser must co-operate with the Vendor and BHP to ensure that all of the voting, control and other rights held by KAP Investments in relation to the Purchaser arising either under the KII Stockholders' Agreement or by reason of KAP Investments' stockholding in the Purchaser (including, without limiting the generality of the foregoing, the rights held by KAP Investments to appoint a Director of the Purchaser) must be exercised at the direction of BHP and the Vendor;

          (h) the Purchaser must not agree to any variation in the KII Stockholders' Agreement or any other constituent document affecting the rights of KAP Investments as a stockholder in the Purchaser including, without limitation, alter the corporate structure of the Purchaser through merger, liquidation, reorganisation or restructuring, without the prior consent of BHP;

          (i) the Purchaser must not incur indebtedness for borrowed money, other than in the ordinary course of business, or guarantee indebtedness, or make any loans, advances or contributions to any third party, without the prior consent of BHP;

          (j) the Purchaser must not take any actions to accelerate any material existing indebtedness, except as is contemplated by this agreement or the transactions contemplated hereby.

                                                                              16
--------------------------------------------------------------------------------
     10.3 For the avoidance of doubt where reference is made in clause 10.2 to the Purchaser "voting in the appropriate manner or instructing its nominee directors to vote in the appropriate manner" the Purchaser must ensure that it exercises whatever rights it has as a shareholder in the Company so that the Company exercises its rights as the holding company of KAP Investments in order to ensure KAP Investments exercises its respective rights in the manner requested by BHP.


11   Warranties & representations
--------------------------------------------------------------------------------
     11.1 The Vendor and BHP represent and warrant to the Purchaser that each of following statements is accurate on the date of this agreement:

          (a) The Vendor is the registered holder and beneficial owner of the Shares.

          (b) There are no mortgages, charges, pledges, liens, encumbrances or other security interests over or affecting the Shares.

          (c) The Vendor has the power to enter into and perform this agreement and has obtained all necessary consents to enable it to do so.

          (d) The entry into and performance of this agreement by the Vendor does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking, by which the Vendor is bound.

          (e) No voluntary arrangement has been proposed or reached with any creditors of the Vendor. The Vendor is able to pay its debts as and when they fall due.

          (f) No meeting has been convened or resolution proposed, or petition presented, and no order has been made, for the winding-up of the Vendor. No voluntary arrangement has been proposed or reached with any creditors of the Vendor. The Vendor is able to pay its debts as and when they fall due.

          (g) There are no options or agreements (whether exercisable now or in the future and whether contingent or otherwise) which entitle any person to create or require to be created any third party interest of any nature whatsoever over any of the Shares.

     11.2 Each of the parties to this agreement represents and warrants to each other that they have the relevant power required to enter into and perform this agreement and they have obtained all necessary consents and authorities to enable them to do so (other than the consents and authorisations referred to in clauses 4 and 5.3(a)). Each party further represents and warrants to each other that the entering into and performance of this agreement by them does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation) or the fault by them under any agreement or undertaking by which they are bound.

     11.3 The Purchaser, the Company and Continental Carbon each acknowledge that in entering into this Agreement they have relied and will rely entirely on their own enquiries in relation to the affairs of the Company and its Related Bodies Corporate and, without limitation, they have not relied on and will not rely on either:

          (a) any representation or warranty that are express or implied, written, oral, collateral, statutory or otherwise (including, without limitation, under Part 5 of the Trade Practices Act 1974, the Fair Trading Act of the various Australian

                                                                              17
--------------------------------------------------------------------------------
               states and territories and the Corporations Law) as to the affairs of the Company and its Related Bodies Corporate or their prospects, from any Associated Person, or

          (b) any information in any way relating to the affairs of the Company or its Related Bodies Corporate or their prospects disclosed to the Purchaser or any of its officers, employees, agents or advisers by any Associated Person.

     11.4 The Vendor and BHP indemnifies the Purchaser against all liability or loss arising directly or indirectly from, and any costs, charges and expenses incurred in connection with, any inaccuracy in or breach of any of the Warranties given by either of them.


12   Costs and stamp duty
--------------------------------------------------------------------------------
     12.1 Each party agrees to bear their own legal and other costs and expenses in connection with, the preparation, execution and completion of this agreement and of other related documentation, except for stamp duty.

     12.2 The Purchaser agrees to bear all stamp duty payable or assessed in connection with this agreement and the transfer of the Shares to the Purchaser.


13   Notices
--------------------------------------------------------------------------------
     13.1 A notice, approval, consent or other communication in connection with this agreement:

          (a)  must be in writing;

          (b)  must be marked for the attention as shown below; and

          (c) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this clause or if the addressee notifies another address or facsimile number then to that address or facsimile number.

                            The address and facsimile number of each party is:

                            Vendor
                            Attention: Company Secretary
                            Address:   Level 48, 600 Bourke Street
                                       Melbourne, Victoria
                            Facsimile: 61 3 9609 3946

                            BHP
                            Attention: Company Secretary
                            Address:   Level 48, 600 Bourke Street,
                                       Melbourne, Victoria
                            Facsimile: 61 3 9609 3946

                            Purchaser
                            Attention: Chief Executive Officer
                            Address:   436 Seventh Avenue
                                       Pittsburgh, Pennsylvania

                                                                              18
--------------------------------------------------------------------------------
                            Facsimile: 0015 1 412 227 2333

    13.2 A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it.

    13.3  A letter or facsimile is taken to be received:

          (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting; and

          (b) in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.


14  Miscellaneous
--------------------------------------------------------------------------------
Exercise of rights
    14.1 A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

Waiver and variation
    14.2  A provision of or a right created under this agreement may not be:

          (a)  waived except in writing signed by the party granting the waiver;
               or

          (b)  varied except in writing signed by the parties.

No merger
    14.3  The Warranties in this agreement do not merge on Completion.

Survival of indemnities
    14.4 Each indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this agreement.

Enforcement of indemnities
    14.5 It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity conferred by this agreement.

Further assurances
    14.6 Each party agrees, at its own expense, on the request of any other party, to do everything reasonably necessary to give effect to this agreement and the transactions contemplated by it (including the execution of documents) and to use all reasonable endeavours to cause relevant third parties to do likewise.

Publicity
    14.7 A party may not make press or other announcements or releases relating to this agreement and the transactions the subject of this agreement without the approval of the other parties to the form and manner of the announcement or release unless that announcement or release is required to be made by law or by a stock exchange. The parties must consult with each other and co-ordinate any Stock Exchange announcements or other release they are required to make by law or by reason of Stock Exchange Listing Rules.

                                                                              19
--------------------------------------------------------------------------------
Time of the essence
    14.8 Time is of the essence of this agreement in respect of any date or period determined under this agreement.

Entire agreement
    14.9 This agreement constitutes the entire agreement of the parties about its subject matter and any previous agreements, understandings and negotiations on that subject matter cease to have any effect.


15  Governing law, jurisdiction and service of process
--------------------------------------------------------------------------------
    15.1 This agreement and the transactions contemplated by this agreement are governed by the law in force in Victoria.

    15.2 Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Victoria and courts of appeal from them for determining any dispute concerning this agreement or the transactions contemplated by this agreement. Each party waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

    15.3 Without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 13. In addition, the Purchaser nominates Baker & McKenzie, solicitors, Melbourne as its agent for the acceptance of service of process.


16  Partial execution
--------------------------------------------------------------------------------
    16.1 The parties acknowledge that on and from the date of execution of this agreement by each of the Vendor, the Purchaser and BHP, this agreement is binding between those parties and they must each procure entry into this agreement by the Company, Continental Carbon and KAP Investments.


17  Counterparts
--------------------------------------------------------------------------------
    17.1 This agreement may be executed in, and consist of, a number of counterparts. All counterparts (including executed counterparts received by facsimile) taken together constitute one and the same instrument.


EXECUTED as an agreement.

                                                                              20
--------------------------------------------------------------------------------

SIGNED by Geoffrey Michael Walsh      )
as authorised representative for      )
BHP NOMINEES NO. 3 PTY LTD            )
(ACN 006 528 678) in the              )
presence of:                          )
                                      )
                                      )
     /s/ John Atkin                   )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
     John Atkin                       )        /s/ G. M. Walsh
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
     525 Collins St, Melbourne        )    agreement on behalf of BHP NOMINEES
 ..................................    )    No. 3 PTY LTD
Address of witness                    )
                                      )
                                      )
     Solicitor                        )
 ..................................    )
Occupation of witness                 )
                                      )
                                      )
                                      )
SIGNED by Geoffrey Michael Walsh      )
as authorised representative for      )
THE BROKEN HILL PROPRIETARY           )
COMPANY LIMITED (ACN 004 028          )
007 in the presence of:               )
                                      )
                                      )
     /s/ John Atkin                   )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
     John Atkin                       )         /s/ G. M. Walsh
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
     525 Collins St, Melbourne        )    agreement on behalf of THE BROKEN
 ..................................    )    HILL PROPRIETARY COMPANY LIMITED
Address of witness                    )
                                      )
                                      )
     Solicitor                        )
 ..................................    )
Occupation of witness                 )

                                                                              21
--------------------------------------------------------------------------------

SIGNED by                             )
as authorised representative for      )
KOPPERS INDUSTRIES, INC. in the       )
presence of:                          )
                                      )
                                      )
     /s/ R. D. Collins                )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
     R. D. Collins                    )        /s/ R. K. Wagner
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
     436 Seventh Ave.                 )    agreement on behalf of KOPPERS
 ..................................    )    INDUSTRIES, INC.
Address of witness                    )
                                      )
                                      )
     V.P. and Secretary               )
 ..................................    )
Occupation of witness                 )
                                      )
                                      )
                                      )
SIGNED by                             )
as authorised representative for      )
KOPPERS AUSTRALIA PTY                 )
LIMITED (ACN 000 566 629)             )
in the presence of:                   )
                                      )
                                      )
                                      )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
                                      )
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
                                      )    agreement on behalf of KOPPERS
 ..................................    )    AUSTRALIA PTY LIMITED
Address of witness                    )
                                      )
                                      )
                                      )
 ..................................    )
Occupation of witness                 )

                                                                              21
--------------------------------------------------------------------------------

SIGNED by                             )
as authorised representative for      )
KOPPERS INDUSTRIES, INC. in the       )
presence of:                          )
                                      )
                                      )
                                      )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
                                      )
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
                                      )    agreement on behalf of KOPPERS
 ..................................    )    INDUSTRIES, INC.
Address of witness                    )
                                      )
                                      )
                                      )
 ..................................    )
Occupation of witness                 )
                                      )
                                      )
                                      )
SIGNED by Brooks Wilson               )
as authorised representative for      )
KOPPERS AUSTRALIA PTY                 )
LIMITED (ACN 000 566 629)             )
in the presence of:                   )
                                      )
                                      )
     /s/ A. Cherry                    )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
     Anne Cherry                      )         /s/ Brooks C. Wilson
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
     43 Bay Rd. Waverton 2060         )    agreement on behalf of KOPPERS
 ..................................    )    AUSTRALIA PTY LIMITED
Address of witness                    )
                                      )
                                      )
     Company Secretary                )
 ..................................    )
Occupation of witness                 )

                                                                              22
--------------------------------------------------------------------------------
SIGNED by Brooks Wilson               )
as authorised representative for      )
CONTINENTAL CARBON AUSTRALIA PTY      )
LIMITED (ACN 000 486 966) in the      )
presence of:                          )
                                      )
                                      )
     /s/ A. Cherry                    )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
     Anne Cherry                      )         /s/ Brooks C. Wilson
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
     43 Bay Rd. Waverton 2060         )    agreement on behalf of CONTINENTAL
 ..................................    )    CARBON AUSTRALIA PTY LIMITED
Address of witness                    )
                                      )
                                      )
     Company Secretary                )
 ..................................    )
Occupation of witness                 )
                                      )
                                      )
                                      )
SIGNED by                             )
as authorised representative for      )
KAP INVESTMENTS, INC. in the          )
presence of:                          )
                                      )
                                      )
                                      )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
                                      )
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
                                      )    agreement on behalf of KAP
 ..................................    )    INVESTMENTS, INC.
Address of witness                    )
                                      )
                                      )
                                      )
 ..................................    )
Occupation of witness                 )
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SIGNED by                             )
as authorised representative for      )
CONTINENTAL CARBON AUSTRALIA PTY      )
LIMITED (ACN 000 486 966) in the      )
presence of:                          )
                                      )
                                      )
                                      )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
                                      )
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
                                      )    agreement on behalf of CONTINENTAL
 ..................................    )    CARBON AUSTRALIA PTY LIMITED
Address of witness                    )
                                      )
                                      )
                                      )
 ..................................    )
Occupation of witness                 )
                                      )
                                      )
                                      )
SIGNED by                             )
as authorised representative for      )
KAP INVESTMENTS, INC. in the          )
presence of:                          )
                                      )
                                      )
     /s/ R. D. Collins                )
 ..................................    )
Signature of witness                  )
                                      )
                                      )
     R. D. Collins                    )         /s/ R. K. Wagner
 ..................................    )    ....................................
Name of witness (block letters)       )    By executing this agreement the
                                      )    signatory warrants that the signatory
                                      )    is duly authorised to execute this
     436 Seventh Ave.                 )    agreement on behalf of KAP
 ..................................    )    INVESTMENTS, INC.
Address of witness                    )
                                      )
                                      )
     V.P. and Secretary               )
 ..................................    )
Occupation of witness                 )